News Release For Immediate Release Partnership Contact: Jack Collins, EVP Finance/Corporate Development Phone: (405) 702-7460 Website: www.qelp.net	QELP logo omitted

Quest Energy Partners, L.P. Announces Filing of 2008 Form 10-K and Provides NASDAQ Listing Update

OKLAHOMA CITY – June 17, 2009 – Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP” or the “Partnership”) today announced the filing on June 16, 2009 of its Annual Report on Form 10-K for the year ended December 31, 2008. In addition to audited, consolidated 2008 financial results, the Annual Report includes re-audited and restated financial statements as of December 31, 2007, and for the period from the Partnership’s inception on November 15, 2007 to December 31, 2007; and the Partnership's Predecessor’s restated and re-audited carve out financial statements as of and for the years ended December 31, 2005 and 2006, and for the period from January 1, 2007 to November 14, 2007. QELP continues to work diligently to complete the preparation and filing of its 2008 Third Quarter Form 10-Q and 2009 First Quarter Form 10-Q. Management intends to host an investor update conference call after filing these Form 10-Qs along with amended Form 10-Qs for the first and second quarters of 2008.

QELP investors are encouraged to review the filing for updated financial and operating information on the Partnership along with descriptions of the prior period restatements. The 2008 audit and prior period re-audits were performed by the independent registered public accounting firm of UHY LLP, which QELP engaged in October 2008. UHY’s report on QELP’s financial statements for the fiscal year ended December 31, 2008 includes an explanatory paragraph regarding the Partnership’s ability to continue as a going concern. The opinion is primarily based on the Partnership’s need to amend the terms of its credit facilities to address an expected borrowing base deficiency and to extend the maturity date of its second lien loan. QELP’s plan to address the going concern issues are more fully explained in Note 1 of the Financial Statements of the Partnership’s 2008 Form 10-K. While QELP is currently discussing this plan with its lenders, there can be no assurance that it will be successful in implementing the plan.

NASDAQ Listing Update

Management appeared before the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) on June 11, 2009 and presented the Partnership’s plan to regain compliance with NASDAQ listing requirements and the progress they have made towards this goal, including its plan to file QELP’s 2008 Form 10-K shortly after the meeting. At the hearing, Management requested a stay of the delisting of its units from NASDAQ until July 30, 2009 in order to have sufficient time to file its 2008 Third Quarter Form 10-Q, 2008 Form 10-K (which was filed yesterday), and the 2009 First Quarter Form 10-Q. QELP expects to receive a written decision from the Panel within 30 days of the hearing date, or by July 10, 2009. The Panel’s decision could result in the suspension and delisting of the Partnership’s securities from The NASDAQ Stock Market.

About Quest Energy Partners, L.P.

Quest Energy Partners, L.P. was formed by Quest Resource Corporation (NASDAQ: QRCP) to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The Partnership owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Partnership also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net. The Partnership routinely posts important information in the “Investors” section of its website.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including the ability of QELP to continue as a going concern and to file its delinquent periodic reports and regain compliance with the NASDAQ listing requirements, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward-looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the ability to restructure its credit facilities, the ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by the Partnership. These risks, and other risks are detailed in the Partnership's filings with the Securities and Exchange Commission, including risk factors listed in its latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find the Partnership’s filings with the Securities and Exchange Commission at www.qelp.net or at www.sec.gov. By making these forward-looking statements, the Partnership undertakes no obligation to update these statements for revisions or changes after the date of this release.

###